CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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      We hereby consent to the  incorporation by reference in this  Registration
      Statement on Form N-1A of our report dated May 18, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Report to Shareholders of the Commodities Fund and Multi-Cap Core Equity Fund (two funds of the Rydex Series Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Baltimore, Maryland
August 30, 2006